UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2016

Proto Labs, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-35435	41-1939628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(763) 479-3680

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 23, 2016, the Board of Directors of Proto Labs, Inc. (the “Company”) elected Archie C. Black as a member of the Board of Directors, effective March 1, 2016, filling a seat created by an increase in the size of the Board of Directors. Mr. Black will serve on the Compensation Committee of the Board of Directors.

Since 2001, Mr. Black has served as the President and Chief Executive Officer of SPS Commerce, Inc., a provider of cloud-based supply chain management solutions.  Mr. Black also serves on the Board of Directors of SPS Commerce, Inc.  Prior to joining SPS Commerce, Inc., Mr. Black was a Senior Vice President and Chief Financial Officer at Investment Advisors, Inc. Prior to his time at Investment Advisors, Inc., Mr. Black spent three years at Price Waterhouse.

Mr. Black will be compensated for his service on the Board of Directors pursuant to the Company’s Non-Employee Director Compensation Program, a description of which is included in the Company’s Definitive Proxy Statement for its 2015 annual meeting of shareholders, filed with the SEC on April 7, 2015. Other than as described herein, there are no arrangements or understandings between Mr. Black and any other persons pursuant to which Mr. Black was elected as a director of the Company. Mr. Black has no direct or indirect material interest in any currently proposed transaction in which the Company is to be a participant and the amount involved exceeds $120,000, nor has Mr. Black had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

A press release, dated February 25, 2016, announcing Mr. Black’s election as a director is furnished, but not filed, as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

      (d) Exhibits

     99.1 Press release dated February 25, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proto Labs, Inc.
(REGISTRANT)

Date:	February 26, 2016	By:	/s/ Victoria M. Holt
Victoria M. Holt
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 25, 2016